Exhibit 2(k)(ii)(a)

April 26, 2011

Jeanette Rivera

Vice President

BNY Mellon Shareowner Services

480 Washington Boulevard, 29th Floor

Jersey City, NJ  07310

Dear Ms. Rivera:

Pursuant to the Amended and Restated Stock Transfer Agency Agreement dated October 26, 2005 between the Funds (as defined in the Agreement) and The Bank of New York Mellon (the “Agreement”), we hereby notify you of our intention to retain you as Transfer Agent and Dividend Disbursing Agent to render such services to ING Emerging Markets High Dividend Equity Fund (the “Fund”) upon all of the terms and conditions set forth in the Agreement.  Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the above-mentioned Fund to the Amended Schedule A of the Agreement.  This Amended Schedule A supersedes the previous Amended Schedule A dated January 26, 2010.

Please signify your acceptance to act as Transfer Agent under the Agreement with respect to the Fund by signing below.

Very sincerely,

/s/ Todd Modic
Todd Modic
Senior Vice President
ING Emerging Markets High Dividend Equity Fund

ACCEPTED AND AGREED TO:
The Bank of New York Mellon

By:	/s/ Jeannette Rivera
Name:	Jeannette Rivera
Title:	Vice President, Duly Authorized

7337 E. Doubletree Ranch Rd. Suite 100 Scottsdale, AZ 85258-2034	Tel: 480-477-3000 Fax: 480-477-2700 www.ingfunds.com	ING Emerging Markets High Dividend Equity Fund

AMENDED SCHEDULE A

with respect to the

AMENDED AND RESTATED STOCK TRANSFER AGENCY AGREEMENT

between

THE FUNDS

and

THE BANK OF NEW YORK

Customer Name	Type of Organization	State of Organization	Taxpayer I.D. No.

ING Asia Pacific High Dividend Equity Income Fund	Statutory Trust	Delaware	20-8258043

ING Emerging Markets High Dividend Equity Fund	Statutory Trust	Delaware	27-2988890

ING Global Advantage and Premium Opportunity Fund	Statutory Trust	Delaware	20-3379510

ING Global Equity Dividend and Premium Opportunity Fund	Statutory Trust	Delaware	20-2326466

ING Infrastructure, Industrials and Materials Fund	Statutory Trust	Delaware	26-1598407

ING International High Dividend Equity Income Fund	Statutory Trust	Delaware	26-0474363

ING Risk Managed Natural Resources Fund	Statutory Trust	Delaware	20-5453675